Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-287032 and 333-287036 on Form F-3 of our report dated March 20, 2026, relating to the consolidated financial statements of Okeanis Eco Tankers Corp. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

March 20, 2026